EXHIBIT 10.1

                          BUSINESS CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the "Agreement") is made and entered into as of July 8, 2004 by and between BPZ Energy, Inc., a Colorado corporation with a principle address of 11999 Katy Freeway, Suite 560, Houston, Texas 77079 ("Client" or the "Company"), and Navidec Financial Services, Inc., a Colorado corporation located at 6399 South Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111 ("Navidec").

                                    RECITALS:

A. Client is a publicly traded company that is engaged in oil and gas exploration (the "Business").

B. Navidec is a strategic financial communications firm focused on the development and implementation of customized communications strategies and programs designed to foster and enhance corporate awareness within the financial markets community.

C. Client acknowledges the expertise of Navidec and desires to avail itself, for the term of this Agreement, of such expertise, and to compensate Navidec in accordance herewith.

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements and covenants herein set forth, the parties, agreeing to be legally bound, hereto agree as follows:

1) Retention; Services. Client hereby retains Navidec as a consultant to Client, and Navidec agrees to render consulting services, as defined in Exhibit A attached hereto, to Client, upon the terms and conditions set forth in this Agreement. Notwithstanding any other provision of this Agreement, Client shall have the sole right to approve any arrangements proposed by Navidec with regard to the performance of the services Navidec is to provide hereunder.

2)   Time and Resources Devoted by Navidec.

     a) During the term of this Agreement, Navidec shall spend such time as may be reasonably required for the performance of the Services and Navidec shall guarantee the dedication of senior account executives to the performance of the Services.

     b) Upon reasonable notice by Client, Navidec will use reasonable efforts to accommodate requests by Client to attend and arrange specific meetings, conferences, and/or other similar formally scheduled events.

     c) Upon reasonable notice by Client, Navidec will use reasonable efforts to accommodate requests by Client for Navidec to have completed specific Services by specifically scheduled and mutually agreed upon deadlines.

3) Client Cooperation. Client recognizes and acknowledges that the quality and accuracy of the Services, and the efficiency and timeliness of their completion, is significantly dependent on Client's cooperation with Navidec as well as Client's available resources. Therefore, upon the reasonable

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     request of Navidec, subject to compliance with applicable securities laws,
     Client shall provide Navidec in a reasonably timely manner such information and resources that may be reasonably obtainable by Client that is/are necessary for Navidec to perform the Services completely and accurately in all material respects. Navidec shall be entitled to rely on the completeness, correctness and accuracy of the information provided by Client to Navidec in the performance by Navidec of the Services.

4)   Acknowledgement of Publicly Trading Status.

     a) Navidec and Client agree and acknowledge that the public trading status of Client's common stock necessitates adherence to various regulations and guidelines provided and enforced by any regulatory bodies, including the NASD, SEC, NASDAQ or any other stock exchange, market or trading facility on which its shares are or have been listed. As such, Navidec and Client each agrees and acknowledges that it shall comply at all times with all applicable federal and state securities laws and adhere to such regulations and guidelines provided and enforced by any such regulatory bodies.

     b) Navidec owns up to two million shares of Client's Common Stock and will receive warrants to purchase an additional one million five hundred thousand shares for a purchase price of $2.00 per share. Navidec shall have an unrestricted right to transact business with these securities subject only to limitations on assignment or transfer to comply with the BPZ insider trading and Section 16 policies and more specifically trading windows uniformly established for all insiders of BPZ. Additionally, Navidec agrees that it will not under any circumstances engage in any transactions involving the securities of Client when it is in possession of inside information not generally available to the public regardless of the source of that information. Client agrees that it will not establish any limitations on trading policies for insiders that are specifically aimed to limit the ability of Navidec to engage in transactions involving the Client's securities.

     c) Neither Navidec, nor any of its employees, directors, or affiliates shall discuss with or reveal information concerning this Agreement, Client or the Services to parties other than i) representatives, affiliates, and advisors of Navidec; ii) parties to this Agreement;
          iii) parties whom Client has informed the Navidec are bound by nondisclosure agreements; iv) professional service providers such as accountants and counsel with whom Client has informed the Navidec that they have a formal professional relationship; and v) appropriate legal and regulatory persons and/or entities.

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5)   Authorized Representatives. Client shall be duly represented by its
     President, CEO, CFO or such other person as mutually designated in writing by both its President and CEO, who are each individually authorized to commit and legally bind Client and to provide suggestions and recommendations to Navidec as needed for Navidec to provide the Services. Navidec shall be duly represented by its President, or other person designated in writing by the President of Navidec, who is authorized to commit and legally bind Navidec.

6) Compensation. In consideration of the Services agreed to be provided and/or provided to Client hereunder, Client shall compensate Navidec in accordance with this Agreement and as set forth on Exhibit B attached hereto.

7)   Additional Expenses

     a) Ordinary Operational Expenses of Navidec. In the performance of the Services, Navidec shall incur certain expenses which are considered to be ordinary internal operational expenses (the "Ordinary Operational Expenses") and, as such, are to be paid by Navidec and not passed on to the Client in any way. The Operational Expenses include those expenses which are expected to allow for the performance of the Services, including the following:

               i)   Facsimile expenses;
               ii)  Telecommunications expenses;
               iii) Printing expenses of general communications;
               iv)  Leasehold expenses.

     b) Extraordinary Expenses of Navidec. Client shall pay certain reasonable costs and expenses incurred by NAVIDEC, its directors, officers, employees and agents, in carrying out certain duties and obligations pursuant to the provisions of this Agreement, excluding Ordinary Operational Expenses, but including and not limited to the following costs and expenses (the "Out-of-Pocket Expenses"); provided all costs and expense items in excess of $500.00 must be approved by Client in writing prior to Navidec's incurrence of the same:

               i) Travel expenses, including but not limited to transportation, lodging and food expenses, when such travel is conducted on behalf of the Company;
               ii)  Seminars, expositions, money and investment shows;
               iii) Radio and television time and print media advertising costs, when applicable;
               iv) Subcontract fees and costs incurred in preparation of research reports, when applicable;
               v)   Cost of on-site due diligence meetings, if applicable;
               vi) Printing and publication costs of brochures and marketing materials which are not supplied by the Company;
               vii) Development of a Client corporate web site (independent of the web site components present on the Navidec home web
                    site); and
               viii) Printing and publication costs of Company annual reports, quarterly reports, and/or other shareholder communication collateral material which is not supplied by the Company.

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8)   Start Date; Term; Termination.

     a) The performance of the Services by Navidec shall start on August 1, 2004 (the "Start Date").

     b) Term. Subject to the further provisions of this Section 8, the term of this Agreement shall be for the period of twelve months beginning on the Start Date and continuing until 5:00 PM EST on July 31, 2005 (the "Term"), unless sooner or later terminated in accordance with the further provisions of this Section 8. This Agreement may be extended by the mutual agreement of the parties, as evidenced by an amendment pursuant to Section 14(a) of this Agreement.

     c) Termination by Client. Effective at any point following the first ninety (90) days of this Agreement, Client shall have the right to terminate this Agreement with thirty (30) days prior written notice for any reason whatsoever or for no reason (the "Early Termination"). Upon the occurrence of a Early Termination, Navidec shall be paid in cash, immediately upon such termination, that dollar amount equal to all Out-of-Pocket Expenses paid or incurred by Navidec pursuant to
          Section 7(b) of this Agreement to the date of termination, and Client shall pay Navidec that dollar amount equal to unpaid fees up to the termination, pursuant to Section 6 of this Agreement.

9) Navidec Status. Navidec is an independent contractor performing certain consulting services for Client and is not an employee, agent, representative, officer, or partner of Client. Navidec has no power or authority to act for, represent, or bind Client or any affiliate of Client in any manner. Navidec acknowledges and agrees, and it is the intent of the parties hereto, that, under this Agreement, Navidec receive no Client sponsored benefits (except as contemplated in Sections 6 and 7(b)) from Client, including, but not limited to, paid vacation, sick leave, medical insurance, and 401(k) or other retirement plan participation. Nothing contained herein nor any titles held with Client shall be deemed to create any relationship between the parties other than that of a principal and independent contractor.

10)  Confidentiality; Return of Client Property.

     a)   Navidec Obligations:

          i) "Confidential Information" of a party means and includes, but is not limited to, all information about that party, including, but not limited to, hardware, software, screens, specifications, designs, plans, drawings, data, prototypes, discoveries, research, developments, methods, processes, procedures, improvements, "know-how," trade secrets, compilations, market research, marketing techniques and plans, business plans and

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               strategies, customer names and other information related to customers, price lists, pricing policies and financial information or other business and/or technical information and materials, in written, graphic, machine-readable form or in any other medium. Notwithstanding anything to the contrary contained in this Agreement, Confidential Information shall not include any information that: (i) is in the public domain or becomes generally known to parties outside of this Agreement on a non-confidential basis, through no wrongful act of the party to this Agreement having received such information from the disclosing party; (ii) is lawfully obtained by Client from a party outside of this Agreement without any obligation to maintain the information as proprietary or confidential; (iii) was known to either party to this Agreement, as the case may be, prior to its disclosure by the other party to this Agreement, without any obligation to keep it confidential as evidenced by tangible records kept in the ordinary course of business; (iv) is independently developed by either party to this Agreement, as the case may be, without reference to any Confidential Information disclosed by the other party to this Agreement as evidenced by tangible records kept in the ordinary course of business; (v) is the subject of a written agreement whereby Navidec or Client, as the case may be, consents to the use or disclosure of such Confidential Information by the other party to this Agreement; or
               (vi) is required by applicable law to be disclosed by either Client or Navidec.

          ii) Navidec agrees that at all times during the Term of this Agreement, Navidec shall preserve as confidential all Confidential Information concerning Client, and any actual or potential financial, strategic or operational partners that has been disclosed to the Navidec, and Navidec shall not, without the prior written consent of Client, use for Navidec's own benefit or purposes, or disclose to any other party such Confidential Information, except as required by Navidec's engagement with Client, or as required by applicable law. These obligations with respect to confidentiality shall continue for a period one year after the expiration or termination of this Agreement. The terms of this paragraph do not impair the right to disclose such Confidential Information by Navidec in order to defend Navidec from any claim in any court of law once Navidec gives Client notice of such intended use.

          iii) All records, business plans, financial statements, manuals, memoranda, documents, correspondence, reports, records, charts, lists and other similar data delivered to or compiled by Navidec or by or on behalf of Client or its representatives, which pertain to the Business of Client shall be and remain the property of Client and be subject at all times to its discretion and control. In the event of the expiration or termination of Navidec's engagement hereunder, all such materials pertaining to the Business of Client which has been obtained by Navidec shall be delivered promptly to Client upon written request by Client once all Compensation and expenses have been paid in accordance with this Agreement; provided, however, that Navidec may retain copies of any such documents and materials which may be reasonably necessary to maintain business, accounting, and legal records associated with this Agreement subject to the non-disclosure provisions of Section 10(b).

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     b)   Client Obligations:

          i) "Confidential Information" with respect to information provided to Client by Navidec shall include the names, addresses and contact information with respect to all parties, investment banking firms and others introduced to Client in performance of its duties pursuant to this Agreement by Navidec. Confidential Information with respect to Navidec shall not include information that: (1) is in the public domain or becomes generally known to the parties outside of this Agreement on a non-confidential basis, through no wrongful act of the party to this Agreement having received such information from the disclosing party; (2) is lawfully obtained by Client from a party outside of this Agreement without any obligation to maintain the information as proprietary or confidential; or (3) was known to the client prior to its disclosure to the client by Navidec. At the termination of this Agreement, Navidec shall provide the Client with a list of "Confidential Information" principally being contact persons Navidec believes are subject to the terms of this confidentiality agreement and the parties agree to initial the proposed list once the parties agree to its contents which list at the termination of this Agreement shall be deemed the Navidec Confidential List.

          ii) Client agrees that at all times during the term of this Agreement and for a period of three years thereafter to treat the Confidential Information as confidential and shall not without the prior written consent of Navidec use for Client's own purposes or disclose to any other parties such Confidential Information except as required by Navidec's engagement with Client or as required by applicable law. Should the Client use any Confidential Information or engage any of the parties listed on the Navidec Confidential List after termination, Client shall immediately notify Navidec and negotiate reasonable compensation payable to Navidec for the benefits received from the utilization of the Confidential Information. The terms of this paragraph do not impair the right to disclose such Confidential Information by Client in order to defend Client from any claim in any court of law once Client gives Navidec notice of such intended use.

11) Notice/Cure. Anything contained in this Agreement to the contrary notwithstanding, neither party shall have failed to perform any material obligation or duty under this Agreement unless and until:

     (a) Consideration. In the case of a failure to pay any consideration, such failure shall not have been cured within fifteen (15) business days after receipt of written notice thereof from the party demanding payment.

     (b) Non-Money. In the case of any other failure to perform any obligation or duty under this Agreement, such failure shall not have been cured within fifteen (15) business days after receipt of written notice from the demanding party describing in reasonable detail the failure.

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12)  Indemnification.

     a) Client shall indemnify and hold Navidec and its officers, directors, employees, agents, Navidec's affiliates, and representatives harmless from and against any and all actions, suits, proceedings, liabilities, losses, damages, judgments, fines, amounts paid in settlement, losses, costs and expenses, including, but not limited to, reasonable attorneys' and experts' fees and court costs, (each, a "Loss"), paid or incurred by Navidec and arising out of or in connection with any claim by a third party relating to any untrue statement of a material fact, or any omission to state a material fact, based upon information furnished by Client to Navidec in connection with the Services or any other work performed for Client by the Navidec.

     b) Navidec shall indemnify and hold Client and its officers, directors, employees, agents, consultants, affiliates, and representatives harmless from and against any and all Losses, paid or incurred by Client and arising out of or in connection with any claim by a third party relating to Navidec's performance of the Services or any other work performed for Client by the Navidec; provided, however, that notwithstanding the foregoing, in no event will Navidec indemnify Client for any Losses arising out of or in connection with any untrue statement of a material fact, or any omission to state a material fact, based upon information furnished by Client to Navidec in connection with the Services or any other work performed for Client by the Navidec.

13)  Representations and Warranties.

     a)   Client represents and warrants to Navidec that:

          i) Client is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Client is not in breach or violation of, and the execution, delivery and performance of this Agreement by Client will not result in a breach or violation of, any of the provisions of Client's articles of incorporation, as amended to the date of this Agreement (the "Charter"), by-laws, as amended to the date of this Agreement (the "By-laws") or any other contract to which Client is a party that is material to its business plans or prospects.

          ii) Client has the full right, corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Client and the performance by Client of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed, acknowledged, and delivered by Client and is the legal, valid and binding obligation of Client, enforceable against Client in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity.

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     b)   Navidec represents and warrants to Client that:

          i) Navidec is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Navidec is not in breach or violation of, and the execution, delivery and performance of this Agreement by Navidec will not result in a breach or violation of, any of the provisions of Navidec's articles of incorporation or organization, as amended to the date of this Agreement (the "Charter") or by-laws or operating agreement, as amended to the date of this Agreement (the "By-laws").

          ii) Navidec has the full right, corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Navidec and the performance by Navidec of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and member action. This Agreement has been duly executed, acknowledged, and delivered by Navidec and is the legal, valid and binding obligation of Navidec, enforceable against Navidec in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity.

14)  Miscellaneous.

     a) Amendments. This Agreement may be amended, supplemented or modified only in a writing signed by the parties hereto.

     b) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or by courier service providing for next day service, or sent by registered or certified mail, postage prepaid, and return receipt requested, or electronic mail, if confirmed by a subsequent written letter to the party at the address noted below:

          If to Navidec:                          If to Client:
          --------------                          ------------
          Navidec Financial Services, Inc.        BPZ Energy, Inc.
          Attention: John R. McKowen              Attn:  Gordon Gray
          6399 South Fiddler's Green Circle       11999 Katy Freeway, Suite 560
          Suite 300                               Houston, Texas 77079
          Greenwood Village, CO 80111             Telephone: ________________
          Telephone: (303) 222-1100               Facsimile: ________________
          Facsimile: (303) 222-1001               Email: ____________________
          Email: johnmckowen@navidec.com

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     c)   Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Colorado without regard to conflicts of laws principles, the parties agree to submit to the jurisdiction of the courts of the State of Colorado for all purposes, and sole and exclusive venue for any dispute or disagreement arising under or relating to this agreement shall be in a court sitting in the City and County of Denver, Colorado.

     d) Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

     e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     f) Assignability. Neither party may assign or delegate any or all of its rights (other than the right to receive payments) or its duties or obligations hereunder without the consent of the other party, which consent will not be unreasonably withheld or delayed; provided, however, that either party may assign this agreement, without the need to obtain consent of the other party, to an affiliate of such party or to its successor-in-interest. An assignee will have all of the rights and obligations of the assigning party set forth in this Agreement.

     g) Attorneys' and Experts' Fees; Remedies. In any action, suit or proceeding brought to enforce any provision of this Agreement, or where any provision of this Agreement is validly asserted as a defense, the prevailing party shall be entitled to recover reasonable attorneys' and experts' fees and expenses in addition to any other available remedy. Other than the right to recover fees in the preceding sentence, in any dispute between the parties arising out of this Agreement, neither party shall be liable to the other for any indirect, special, consequential or incidental damages (including, without limitation, lost profits).

     h) No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereof and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

     i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     j) Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

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     k)   Entire Agreement. This Agreement (including all Exhibits and
          Appendices) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     1) Currency. All references to currency within this Agreement, unless otherwise stated, shall mean United States Dollars.

     m) Business Day. For the purposes of this Agreement, a business day is defined as any calendar day during which the New York Stock Exchange is scheduled to be officially open for business for any period of time.

     n) Counterparts. This Agreement may be executed in one or more counterparts, by the parties hereto and any successor in interest, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

                                  CLIENT:

                                  BPZ ENERGY, INC.
                                  a Colorado corporation

Date:  July 8, 2004               By:  /s/ Manuel Pablo Zuniga Pflucker
       ------------               ----------------------------------------------
                                  Name:    Manuel Pablo Zuniga Pflucker
                                  Title:   President



                                  NAVIDEC:

                                  NAVIDEC FINANCIAL SERVICES, INC
                                  a Colorado corporation

Date: July 8, 2004                By:  /s/ John R. McKowen
      ------------                ----------------------------------------------
                                  Name:    John R. McKowen
                                  Title:   President and Chief Executive Officer


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Navidec/BPZ Energy, Inc. Agreement
Exhibit A


                                    Exhibit A
                                    ---------

                              Services Description

     Navidec will use its best efforts in seeking to achieve the following objectives and service provisions:

         a) Provide strategic counsel, policy guidance and program execution leading to sound investor relations' performance and consistent, credible communications programs.
         b) Develop customized, high-quality, high-impact and fully integrated financial communications programs and platforms, and leverage our strategic resources to enhance general product/service marketing programs initiated by Client. Navidec will gladly serve as an extension to Client's global sales and marketing team to identify, qualify and assist in the winning of new acquisition candidates, strategic alliance partnerships, and arrangements with other parties interested in advancing the corporate goals of Client.
         c) Increase general market awareness of Client and promote understanding and appreciation for the Company's strategic direction among the retail, wholesale, institutional and individual investing communities.
         d) Promote enhanced and pervasive education of our retail broker and institutional network.
         e) Promote positive awareness of Client among securities and industry analysts. Research and track analysts' perceptions and attitudes towards Client and benchmark these measurables against realization of program objectives.
         f) Coordinate all media activity to promote mass awareness of Client and material events via traditional and new media outlets - both industry-specific as well as general financial.
         g) Assist management with the development of high-impact strategic approaches to the equity and debt markets that will deliver enhanced shareholder value and lower Client's cost of capital.

Navidec/BPZ Energy, Inc. Agreement
Exhibit B

                                    Exhibit B
                                    ---------

                                  Compensation

     B-1) Options. Upon execution of this agreement, Client shall issue to Navidec options to purchase 1.5 million shares of Client's common stock at an exercise price of $2.00 per share exercisable until July 31, 2006_ (the "Options"). The options are vested upon issuance and may not be cancelled even upon early termination.

     B-2) Monthly Retainer. Client shall pay Navidec $360,000 payable in twelve
(12) monthly payments of $30,000.00 during the term of this Agreement (together referred to as the "Base Retainer," and each a "Monthly Base Retainer Payment"). $30,000 is payable upon signing and the remaining payments shall be due and paid by Client to Navidec within ten days of the beginning of each of the 2nd through 12th respective monthly periods.

                    ADDENDUM TO BUSINESS CONSULTING AGREEMENT



     The Consulting Agreement dated July 8, 2004, by and among BPZ Energy, Inc. and Navidec Financial Services, Inc. is amended as follows:

     WHEREAS, the parties have determined that it is in the mutual best interests to understand their mutual rights with respect to certain issues contained in the Business Consulting Agreement (the "Agreement").

     NOW, THEREFORE, in consideration of the foregoing recitals and the agreements and covenants set forth herein, the parties, agreeing to be legally bound, hereby agree as follows:

A. Registration Rights. The Options described on Exhibit B under "Compensation" are to have rights of registration as follows:

     1. Piggyback Registration Rights. The Client agrees to register the Common Shares underlying the Options for the resale of the common shares underlying the Options as part of the next registration statement filed by Client that is not either an S-4 or an S-8 Registration Statement, which forms do not permit filing piggyback registered securities. When it is determined that the Client intends to file a registration statement, it must immediately give notice of that intent to Navidec which shall thereafter have ten days to notify Client of the number of shares (up to the maximum number available pursuant to the option grant) which Navidec wishes to be registered in the proposed registration statement. Navidec agrees to cooperate with the Client in all respects regarding filing of the registration statement and the information required therein.

     2. Demand Registration Rights. Should the Client not have filed a registration statement, partially for the purpose of registering the Navidec option shares before the 1st of March 2005, then Navidec may demand that the Client register the common shares or the resale of the common shares underlying the Options one time. Upon receipt of a timely demand, the Client must file a registration statement to register the common shares or the resale of the common shares underlying the Options within 45 days of the receipt of the notice from Navidec and use all reasonable best efforts to have said registration statement declared effective at the earliest practicable date after filing. The Client must maintain the registration statement effective for a period of not less than two years or until all of the shares are free trading or sold.

B. Other. This addendum shall amend the Agreement only with respect to the issues covered by this addendum and all other matters shall remain as set forth in the Agreement. All defined terms shall have the meaning as defined in the Agreement.

             Dated this 22nd day of July 2004.

Navidec, Inc.                               BPZ Energy, Inc.



/s/ John R. McKowen                         /s/ Manuel Pablo Zuniga Pflucker
-----------------------------------         ------------------------------------
John R. McKowen, President                  Manuel Pablo Zuniga-Pflucker